Exhibit 99.1

Contact: Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.
Reports
First Quarter 2006 Results

- Company Reports Funds from Operations Per Share (Diluted) of $1.24, Up 4%
Over First Quarter 2005, and Earnings Per Share (Diluted) of $0.56 -

Highlights

  First Quarter 2006 Funds From Operations Per Share (FFO) (Diluted) of $1.24 Up 4%
  First Quarter 2006 Total Revenues Up 25%, FFO Available to Common Stockholders Up 19%
  First Quarter 2006 Earnings Per Share (Diluted) of $0.56
  Executed 28 Leases for 502,000 Square Feet
  First Quarter 2006 GAAP Basis Rental Rate Increase of 6.2%
  First Quarter 2006 GAAP Basis Same Property Revenues Less Operating Expenses Up 2.0% Over First Quarter 2005
  Added Five Properties Aggregating 333,000 Square Feet for Total Consideration of $99 million
  Added One Land Parcel with Approximately 494,000 Developable Square Feet
  Completed Ground-Up Development of One Property
  Completed Redevelopment of Multiple Spaces at Two Properties

PASADENA, CA. - May 8, 2006 -- Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the first quarter 2006.

For the first quarter of 2006, we reported total revenues of $68,591,000 and FFO available to common stockholders of $28,154,000, or $1.24 per share (diluted), compared to total revenues of $55,055,000 and FFO available to common stockholders of $23,608,000, or $1.19 per share (diluted), for the first quarter of 2005. Comparing the first quarter of 2006 to the first quarter of 2005, total revenues increased 25%, FFO available to common stockholders increased 19% and FFO per share (diluted) increased 4%.

FFO is a non-GAAP measure widely used by publicly-traded real estate investment trusts. A reconciliation of GAAP net income available to common stockholders to FFO available to common stockholders, on both an aggregate and a per share diluted basis, is included in the financial information accompanying this press release. The primary reconciling item between GAAP net income available to common stockholders and FFO available to common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended March 31, 2006 and 2005 was $15,443,000 and $12,641,000, respectively. Net income available to common stockholders for the first quarter of 2006 was $12,733,000, or $0.56 per share (diluted), compared to net income available to common stockholders of $10,967,000, or $0.55 per share (diluted) for the first quarter of 2005.

For the first quarter 2006 we executed a total of 28 leases for approximately 502,000 square feet of space at 19 different properties (excluding month-to- month leases). Of this total, approximately 185,000 square feet were for new or renewal leases related to previously leased space and approximately 317,000 square feet were for redeveloped, developed or previously vacant space. Of the 317,000 square feet, approximately 286,000 square feet were delivered from our redevelopment or development programs, with the remaining approximately 31,000 square feet for previously vacant space. Rental rates for these new or renewal leases were on average approximately 6.2% higher (on a GAAP basis) than rental rates for expiring leases.

During the first quarter of 2006, we added five properties aggregating approximately 333,000 square feet. We paid approximately $99.5 million cash for the properties. Also during the first quarter of 2006, we added one land parcel with approximately 494,000 developable square feet. We paid approximately $6.5 million cash for the land parcel.

As of March 31, 2006, approximately 85% of our leases (on a square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto. In addition, as of March 31, 2006, approximately 6% of our leases (on a square footage basis) required the tenants to pay a majority of operating expenses. Additionally, as of March 31, 2006, approximately 90% of our leases (on a square footage basis) provided for the recapture of certain capital expenditures and approximately 90% of our leases (on a square footage basis) contained effective annual rent escalations that are either fixed or indexed based on the consumer price index or another index.

Based on our current view of existing market conditions and certain current assumptions, we have updated our prior guidance for 2006 FFO per share (diluted) and earnings per share (diluted) as follows:

2006
FFO per share (diluted)	$ 5.16
Earnings per share (diluted)	$ 2.32

Alexandria Real Estate Equities, Inc. is a publicly-traded real estate investment trust focused principally on the ownership, operation, management, acquisition and selective redevelopment and development of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to institutional (universities and not-for-profit institutions), pharmaceutical, biotechnology, life science product, service, biodefense and translational research entities, as well as government agencies. Our portfolio currently consists of 140 properties comprising approximately 9.2 million square feet of office/laboratory space.

This press release contains forward-looking statements, including earnings guidance, within the meaning of the federal securities laws. Our actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in our Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                                   Three Months       Three Months
                                                                       Ended              Ended
                                                                  March 31, 2006     March 31, 2005
                                                                 -----------------  -----------------
Income statement data
Total revenues                                                  $          68,591  $          55,055

Expenses
  Rental operations                                                        15,443             12,401
  General and administrative                                                6,452              4,445
  Interest                                                                 14,865             11,321
  Depreciation and amortization                                            15,274             12,506
                                                                 -----------------  -----------------
                                                                           52,034             40,673
Minority interest                                                             370                 --
                                                                 -----------------  -----------------
Income from continuing operations                                          16,187             14,382

Income from discontinued operations, net                                      568                607
                                                                 -----------------  -----------------
Net income                                                                 16,755             14,989

Dividends on preferred stock                                                4,022              4,022
                                                                 -----------------  -----------------
Net income available to common stockholders                     $          12,733  $          10,967
                                                                 =================  =================

Weighted average shares of common stock outstanding
    Basic                                                              22,322,290         19,468,620
                                                                 =================  =================
    Diluted                                                            22,759,795         19,789,798
                                                                 =================  =================

Earnings per share - basic
   Continuing operations (net of preferred stock dividends)     $            0.54  $            0.53
   Discontinued operations, net                                              0.03               0.03
                                                                 -----------------  -----------------
   Earnings per share - basic                                   $            0.57  $            0.56
                                                                 =================  =================
Earnings per share - diluted
   Continuing operations (net of preferred stock dividends)     $            0.53  $            0.52
   Discontinued operations, net                                              0.03               0.03
                                                                 -----------------  -----------------
   Earnings per share - diluted                                 $            0.56  $            0.55
                                                                 =================  =================

Funds from Operations

Generally accepted accounting principles ("GAAP") basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") established the measurement tool of Funds From Operations ("FFO"). Since its introduction, FFO has become a widely used non- GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the "White Paper") and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following table presents a reconciliation of net income available to common stockholders, the most directly comparable GAAP financial measure to FFO, to funds from operations available to common stockholders for the three months ended March 31, 2006 and 2005 (in thousands, except per share data):

                                                                   Three Months       Three Months
                                                                       Ended              Ended
                                                                  March 31, 2006     March 31, 2005
                                                                 -----------------  -----------------
Reconciliation of net income available to common stockholders to funds from operations available to common stockholders

Net income available to common stockholders                     $          12,733  $          10,967
Add:
   Depreciation and amortization (1)                                       15,443             12,641
   Minority interest                                                          370                 --
Subtract:
   FFO allocable to minority interest                                        (392)                --
                                                                 -----------------  -----------------
Funds from operations available to common stockholders          $          28,154  $          23,608
                                                                 =================  =================
FFO per share
   Basic                                                        $            1.26  $            1.21
                                                                 =================  =================
   Diluted                                                      $            1.24  $            1.19
                                                                 =================  =================

Reconciliation of earnings per share (diluted) to
   FFO per share (diluted)

Earnings per share (diluted)                                    $            0.56  $            0.55
   Depreciation and amortization (1)                                         0.68               0.64
   Minority interest                                                         0.02                 --
   FFO allocable to minority interest                                       (0.02)                --
                                                                 -----------------  -----------------
FFO per share (diluted)                                         $            1.24  $            1.19
                                                                 =================  =================

  Includes depreciation and amortization on assets "held for sale" reflected as discontinued operations (for the periods prior to when such assets were designated as "held for sale").

Alexandria Real Estate Equities, Inc. and Subsidiaries
Supplemental Financial Information
 (Dollars in thousands, except per share data)
(Unaudited)

                                                                       Quarterly Supplemental Financial Inform
                                                                          For the Three Months Ended
                                                      03/31/2006    12/31/2005      09/30/2005   06/30/2005   03/31/2005
Operational data                                      -----------   -----------     -----------  -----------  -----------
Breakdown of revenues from continuing operations (a)
   Rental income                                     $    52,546   $    50,231     $    47,523  $    45,020  $    43,053
   Tenant recoveries                                      14,047        13,052          13,153       11,188       11,281
   Other income                                            1,998         1,658           1,350        1,069          721
                                                      -----------   -----------     -----------  -----------  -----------
   Total                                             $    68,591   $    64,941     $    62,026  $    57,277  $    55,055
                                                      ===========   ===========     ===========  ===========  ===========
Funds from operations per share - diluted (b)        $      1.24   $      1.22     $      1.21  $      1.20  $      1.19
Dividends per share on common stock                  $      0.70   $      0.70     $      0.68  $      0.68  $      0.66
Dividend payout ratio (common stock)                        57.0%         57.2%           59.0%        56.8%        58.9%
Straight line rent                                   $     2,977   $     1,492     $     3,020  $     3,305  $     2,836
                                                                                    As of
                                                      03/31/2006    12/31/2005      09/30/2005   06/30/2005   03/31/2005
Other data                                            -----------   -----------     -----------  -----------  -----------
Number of shares of common stock outstanding
   at end of period                                   22,555,587    22,441,294      22,437,761   21,204,620   21,075,793
Number of properties (c)
   Acquired/added/completed during period                      6             6               5            5            6
   Sold/reconstructed during period                           --            --              (1)          --           --
   Owned at end of period                                    139           133             127          123          118
Rentable square feet (c)
   Acquired/added/completed during period                380,043       415,978         301,458      333,788      341,075
   Sold/reconstructed during period                           --            --         (16,500)          --           --
   Owned at end of period                              9,163,779     8,783,736       8,367,758    8,082,800    7,749,012

Debt to total market capitalization (d)
Total debt                                           $ 1,544,430   $ 1,406,666     $ 1,271,698  $ 1,301,934  $ 1,217,917
Preferred stock                                          193,917       192,419         196,420      197,474      194,692
Common stock                                           2,150,224     1,806,524       1,855,378    1,557,479    1,356,860
                                                      -----------   -----------     -----------  -----------  -----------
Total market capitalization                          $ 3,888,571   $ 3,405,609     $ 3,323,496  $ 3,056,887  $ 2,769,469
                                                      ===========   ===========     ===========  ===========  ===========
Debt to total market capitalization                         39.7%         41.3%           38.3%        42.6%        44.0%

  The historical results above exclude the results of assets "held for sale" which have been reflected as discontinued operations.
  See page 4 for a reconciliation of earnings per share (diluted) to FFO per share (diluted).
  Includes assets "held for sale" during the applicable periods such assets were "held for sale".
  Debt to market capitalization is the ratio of total debt (secured notes payable and unsecured line of credit and unsecured term loan) to total market capitalization. Total market capitalization is equal to the outstanding shares of preferred stock and common stock multiplied by the related closing prices at the end of each period presented, plus total debt.

Alexandria Real Estate Equities, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
 (in thousands)

                                                          March 31,      December 31,
                                                            2006           2005
                                                        ------------   ------------
                                                       (Unaudited)
Assets

  Rental properties, net                               $  1,912,130  $   1,788,818
  Properties under development and land held for
     development         343,969        329,338
  Cash and cash equivalents                                   3,430          3,911
  Tenant security deposits and other restricted cash         23,125         21,013
  Tenant receivables                                          5,830          4,764
  Deferred rent                                              57,151         54,573
  Investments                                                82,604         82,010
  Other assets                                               82,886         78,023
                                                       ------------- --------------
     Total assets                                      $  2,511,125  $   2,362,450
                                                       ============= ==============

Liabilities and Stockholders' Equity
  Secured notes payable                                $    770,430  $     666,666
  Unsecured line of credit and unsecured term loan          774,000        740,000
  Accounts payable, accrued expenses and
   tenant security deposits                                  93,873         86,391
  Dividends payable                                          19,634         19,478
                                                       ------------- --------------
     Total liabilities                                    1,657,937      1,512,535
                                                       ------------- --------------
  Minority interest                                          20,198         20,115
  Stockholders' equity:
   Series B preferred stock                                  57,500         57,500
   Series C preferred stock                                 129,638        129,638
   Common stock                                                 226            224
   Additional paid-in capital                               609,120        607,405
   Retained earnings                                             --             --
   Accumulated other comprehensive income                    36,506         35,033
                                                       ------------- --------------
     Total stockholders' equity                             832,990        829,800
                                                       ------------- --------------
       Total liabilities and stockholders' equity      $  2,511,125  $   2,362,450
                                                       ============= ==============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
March 31, 2006
(Dollars in thousands)
(Unaudited)

Principal Maturities/Rates
                                     Secured Debt                      Unsecured Debt
                          ----------------------------      ----------------------------
                                           Weighted                          Weighted
                                            Average                           Average
         Year               Amount       Interest Rate(1)     Amount       Interest Rate(2)
-----------------------  ------------    -------------      -----------    -------------
         2006            $    33,597         6.32%         $        --          --
         2007                198,623         6.27%             274,000         6.05%    (3)
         2008                123,190         6.19%                  --          --
         2009                 42,084         6.56%             500,000         6.09%    (4)
         2010                 88,553         6.52%                  --          --
      Thereafter             280,145         6.29%                  --          --
                         ------------                       -----------
       Subtotal              766,192                           774,000
  Unamortized Premium          4,238                                --
                         ------------                       -----------
         Total           $   770,430                       $   774,000
                         ============                       ===========

Secured and Unsecured Debt Analysis

                                                             Weighted
                                    % of   Weighted Average   Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Secured Debt        $   770,430      49.9%     6.31%         4.5 Years
Unsecured Debt          774,000      50.1%     6.08%         3.0 Years
                     -----------   ------- --------------   -----------
Total Debt          $ 1,544,430     100.0%     6.19%         3.7 Years
                     ===========   ======= ==============   ===========

Fixed and Floating Rate Debt Analysis

                                                             Weighted
                                    % of   Weighted Average   Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Fixed Rate Debt     $   584,918      37.9%     6.31%         5.3 Years
Floating Rate Debt      959,512 (5)  62.1%     6.12%     (5) 2.8 Years
                     -----------   ------- --------------   -----------
Total Debt          $ 1,544,430     100.0%     6.19%         3.7 Years
                     ===========   ======= ==============   ===========

  The weighted average interest rate related to our secured debt is calculated based on the outstanding debt as of April 1, 2006, and as of January 1st for each year thereafter.
  The weighted average interest rates related to our unsecured line of credit and unsecured term loan are calculated based on borrowings outstanding as of March 31, 2006.
  Unsecured line of credit matures in December 2007 and may be extended at our sole option for an additional one-year period.
  Unsecured term loan matures in December 2009.
  A portion of our floating rate debt is hedged by existing swap agreements (see page 8). The interest rate on floating rate debt shown above does not reflect the impact of such swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Interest Rate Swap Agreements (1)
March 31, 2006
(Dollars in thousands)
(Unaudited)

                                                            Effective at
                                                Notional      March 31,     Interest
Transaction Dates         Effective Dates       Amounts          2006     Pay Rates (2) Termination Dates
----------------------- --------------------  ------------ -------------- ------------  -----------------

December 2002           January 2, 2003      $     25,000     $   25,000     3.285%     June 30, 2006

December 2002           January 2, 2003            25,000         25,000     3.285%     June 30, 2006

December 2003           December 30, 2005          50,000         50,000     4.150%     December 29, 2006

December 2003           December 29, 2006          50,000             --     5.090%     October 31, 2008

March 2004              December 31, 2004          25,000         25,000     2.956%     December 31, 2006

March 2004              December 31, 2004          25,000         25,000     2.956%     December 31, 2006

April 2004              April 29, 2005             50,000         50,000     3.140%     April 28, 2006

April 2004              April 28, 2006             50,000             --     4.230%     April 30, 2007

April 2004              April 30, 2007             50,000             --     4.850%     April 30, 2008

June 2004               June 30, 2005              50,000         50,000     4.343%     June 30, 2007

December 2004           December 31, 2004          50,000         50,000     3.590%     January 2, 2008

December 2004           January 3, 2006            50,000         50,000     3.927%     July 1, 2008

May 2005                December 30, 2005          25,000         25,000     4.120%     November 30, 2006

May 2005                June 30, 2006              50,000             --     4.270%     June 29, 2007

May 2005                November 30, 2006          25,000             --     4.330%     November 30, 2007

May 2005                June 29, 2007              50,000             --     4.400%     June 30, 2008

May 2005                November 30, 2007          25,000             --     4.460%     November 28, 2008

May 2005                June 30, 2008              50,000             --     4.509%     June 30, 2009

May 2005                November 28, 2008          25,000             --     4.615%     November 30, 2009

December 2005           December 29, 2006          50,000             --     4.730%     November 30, 2009

December 2005           December 29, 2006          50,000             --     4.740%     November 30, 2009

December 2005           January 2, 2008            50,000             --     4.768%     December 31, 2010
                                                           --------------
Total Notional Amount in Effect at March 31, 2006           $    375,000
                                                           ==============

  For all interest rate swap agreements, interest is received based on one month LIBOR.
  The interest pay rates represent the interest rate we will pay for one month LIBOR under the respective interest rate swap agreement. These rates do not include any spread in addition to one month LIBOR that is due monthly as interest expense under our unsecured line of credit and unsecured term loan.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Same Property Comparisons
 (Dollars in thousands)
(Unaudited)

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Quarter Ended                       Quarter Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          3/31/2006   3/31/2005 % Change      3/31/2006  3/31/2005 % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $   48,336  $   47,374       2.0%   $   46,712  $   44,704      4.5%
Operating expenses          11,208      10,982       2.0%       11,208      10,982      2.0%
                         ----------  ---------- ---------    ----------  ---------- --------
Revenue less
operating expenses      $   37,128  $   36,392       2.0%   $   35,504  $   33,722      5.3%
                         ==========  ========== =========    ==========  ========== ========

NOTE: This summary represents operating data for all properties that were owned and fully operating for the entire periods presented ("First Quarter Same Properties"). Properties under redevelopment are excluded from same property results.

  Revenue less operating expenses computed under GAAP is total revenue associated with the First Quarter Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the First Quarter Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the quarters ended March 31, 2006 and 2005 for the First Quarter Same Properties were $1,624,000 and $2,670,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.
  Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Same Property Comparisons.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties
(Dollars in thousands)

                                                                March 31, 2006              December 31, 2005
                                         -----------------------------------------------    -------------
                                          Number of   Rentable    Annualized  Occupancy       Occupancy
                                         Properties  Square Feet  Base Rent  Percentage      Percentage
                                         ----------- -----------  ---------- -----------    -------------
Markets
California - Pasadena                             1      31,343  $      825       100.0%       100.0%
California - San Diego                           23   1,070,017      27,463        93.3%        92.2%
California - San Francisco Bay                   15   1,043,737      30,684        96.5%        96.5%
Eastern Massachusetts                            23   1,376,122      37,012        95.0%        93.6%
New Jersey/Suburban Philadelphia                  6     350,749       6,030        98.0%        98.0%    (1)
Southeast                                        10     539,203       9,096        82.4%(2)     85.9%    (2)
Suburban Washington D.C.                         30   2,410,336      48,445        95.6%        97.0%    (1)
Washington - Seattle                             10     783,091      23,506        89.7%        87.8%
International - Canada                            3     296,362       6,377       100.0%       100.0%
                                         ----------- -----------  ---------- -----------    -------------
Total Operating Properties                      121   7,900,960  $  189,438        94.1%        94.3%
                                         =========== ===========  ========== ===========    =============
Properties Under Redevelopment (3)               15     994,720      16,056        45.6%        45.7%
                                         ----------- -----------  ---------- -----------    -------------
Total Properties (Continuing Operations)(1)      136   8,895,680  $  205,494        88.7%        88.5%
                                         ----------- -----------  ---------- -----------    -------------

  Occupancy percentage as of December 31, 2005 excludes three properties totaling 268,099 square feet that are classified as "held for sale" as of March 31, 2006. The occupancy of these three properties was previously included in the occupancy percentage of our operating properties.
  Substantially all of the vacant space is office or warehouse space.
  See Properties Under Redevelopment on page 15.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Three Months Ended March 31, 2006

                                                                                      TI's/Lease
                                                                             Rental   Commissions  Average
                                     Number     Square   Expiring     New     Rate        Per       Lease
                                    of Leases  Footage     Rates     Rates   Changes  Square Foot   Terms
                                    --------- ---------- --------- --------- -------  ----------- ---------
Leasing Activity

  Lease Expirations
    Cash Basis                         36       297,041   $26.40      --       --         --         --
    GAAP Basis                         36       297,041   $25.51      --       --         --         --
  Renewed/Releasable Space Leased
    Cash Basis                         14       185,013   $25.63    $26.80    4.6%       $3.57    4.1 years
    GAAP Basis                         14       185,013   $24.51    $26.02    6.2%       $3.57    4.1 years
  Month-to-Month Leases In Effect
    Cash Basis                         18        52,495   $28.92    $28.92     --         --         --
    GAAP Basis                         18        52,495   $28.92    $28.92     --         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                         14       317,383     --      $33.18     --        $5.67    9.4 years
    GAAP Basis                         14       317,383     --      $37.69     --        $5.67    9.4 years
Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                         28       502,396     --      $30.83     --        $4.90    7.4 years
    GAAP Basis                         28       502,396     --      $33.39     --        $4.90    7.4 years
  Including Month-to-Month Leases
    Cash Basis                         46       554,891     --      $30.65     --         --         --
    GAAP Basis                         46       554,891     --      $32.97     --         --         --

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Lease Expirations
March 31, 2006

                                    Square        Percentage of    Annualized Base Rent
Year of Lease    Number of        Footage of        Aggregate       of Expiring Leases
 Expiration   Leases Expiring   Expiring Leases Leased Square Feet  (per square foot)
------------- ---------------   --------------- ------------------ --------------------

    2006            67       (1)    726,404            9.0%               $24.22
    2007            47              937,538           11.6%               $26.39
    2008            31              651,340            8.1%               $25.82
    2009            31              546,792            6.8%               $22.04
    2010            32              742,122            9.2%               $22.24

                                        Square Footage of Expiring Leases
              Markets                       2006                2007
-----------------------------------      -----------         -----------

California - Pasadena                        14,193               3,653
California - San Diego                      180,309             129,824
California - San Francisco Bay               86,865             107,715
Eastern Massachusetts                       179,789              81,590
New Jersey/Suburban Philadelphia                --               21,000
Southeast                                    57,532              62,564
Suburban Washington D.C.                    151,580             511,650
Washington - Seattle                         56,136              19,542
International - Canada                          --                  --
                                         -----------         -----------
Total                                       726,404 (1)         937,538
                                         ===========         ===========
    Includes month-to-month leases for approximately 52,000 square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Additions to and Dispositions of Properties
For The Quarter Ended March 31, 2006
 (Dollars in thousands)

                                                     Acquisition         Month of         Rentable
                     Markets                            Amount         Acquisition      Square Feet
--------------------------------------------------  --------------    --------------   --------------
Additions to Operating Properties/Properties
      Under Redevelopment

Washington - Seattle                               $        5,000        January              24,000
Washington - Seattle                                        4,850        January              19,053
Eastern Massachusetts                                       9,400         March              113,045
                                                    --------------                     --------------
      Additions to Operating Properties                    19,250                            156,098

Eastern Massachusetts                                      72,715         March              131,547
Southeast                                                   7,500         March               45,841
                                                    --------------                     --------------
      Additions to Properties Under Redevelopment          80,215                            177,388 (1)
                                                    --------------                     --------------
Total Additions to Operating Properties/Properties
      Under Redevelopment                          $       99,465                            333,486
                                                    ==============                     ==============

                                                     Acquisition         Month of       Developable
                     Markets                            Amount         Acquisition      Square Feet
--------------------------------------------------  --------------    --------------   --------------
Additions of Land:

Suburban Washington D.C.                           $        6,481        January             494,000
                                                    --------------                     --------------
Total Additions of Land                            $        6,481                            494,000
                                                    ==============                     ==============

                                                     Disposition         Month of         Rentable
                     Markets                            Amount         Disposition      Square Feet
--------------------------------------------------  --------------    --------------   --------------
Dispositions:

None  (2)                                                N/A               N/A              N/A
  Approximately 81,000 square feet of the total 177,000 square feet was placed into our active redevelopment program for a permanent change of use to office/laboratory space.
  As of March 31, 2006, three properties totaling 268,099 square feet were classified as "held for sale".

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Development
March 31, 2006

	Estimated	Total
	In-Service	Rentable
Markets	Dates	Square Footage	Status

San Diego	2Q06	64,000	Leased
San Francisco Bay	4Q06	121,000	Leased
San Francisco Bay	4Q07	154,000	Leased/Negotiating
Suburban Washington D.C.	2Q06	73,000	Leased/Negotiating
Seattle	4Q06	50,000	Leased
Total		462,000

As required under GAAP, interest is being capitalized on these ground-up development projects as activities are ongoing to bring these assets to their intended use. Interest capitalized on ground-up development and other construction projects for the three months ended March 31, 2006 was approximately $7.7 million.

In addition to properties under development, as of March 31, 2006, our asset base contains strategically located ground-up development opportunities for approximately 5.8 million developable square feet of office/laboratory space with an aggregate cost basis of approximately $245 million. See Summary of Imbedded Future Development and Redevelopment Square Footage on page 16.

The current construction cost of these ground-up development projects will average between $250 and $350 per developable square foot. Our aggregate construction costs to date approximate $215 per developable square foot.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Redevelopment
March 31, 2006

		Total Rentable
	Estimated	Square Footage	Total Rentable
	In-Service	Under	Square Footage
Markets	Dates	Redevelopment	of Property

San Diego	2Q06	17,590	17,590
San Diego	4Q06	71,510	71,510
San Diego	3Q07	87,140	87,140
San Francisco Bay	3Q06	14,233	140,143
San Francisco Bay	3Q06	30,000	60,000
San Francisco Bay	3Q07	58,400	58,400
Eastern Massachusetts	1Q07	17,187	45,820
Eastern Massachusetts	2Q06	27,665	115,179
Eastern Massachusetts	2Q07	26,589	26,589
Eastern Massachusetts	1Q08	35,652	131,547
New Jersey/Suburban Philadelphia	2Q06	15,012	42,600
Southeast	1Q08	45,841	45,841
Suburban Washington D.C.	3Q06	60,443	92,449
Seattle	4Q07	12,719	27,633
Seattle	2Q06	20,894	32,279
Total		540,875	994,720

Our redevelopment program involves ongoing activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. For properties undergoing redevelopment, the entire property is excluded from operating properties and related statistics (e.g. occupancy information, same property performance, etc.). As required under GAAP, interest is capitalized on redevelopment properties on the basis allocable only to that portion of space actively undergoing redevelopment. Average occupancy for properties under full or partial redevelopment as of March 31, 2006 was 45.6% and is not included in the occupancy of the operating properties. The current construction cost of properties under redevelopment will average between $75 and $100 per square foot. In addition to properties under active redevelopment, as of March 31, 2006 our asset base contains imbedded opportunities for a future permanent change of use to office/laboratory space through redevelopment aggregating approximately 1.1 million rentable square feet. See Summary of Imbedded Future Development and Redevelopment Square Footage on page 16.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Imbedded Future Development and Redevelopment Square Footage
March 31, 2006

                                             Imbedded Future Development and Redevelopment
                                             ----------------------------------------------
                                              Development     Redevelopment
              Markets                        Square Footage   Square Footage     Total
-------------------------------------------- --------------   -------------- --------------
San Francisco Bay                                3,422,000 (1)       55,000      3,477,000

San Diego                                          467,000 (2)      143,000        610,000

Suburban Washington D.C.                           886,000 (3)      397,000      1,283,000

Eastern Massachusetts                              225,000          179,000        404,000

Washington - Seattle                               386,000 (4)      120,000        506,000

Other                                              430,000 (5)      157,000        587,000
                                             --------------   -------------- --------------
Total Imbedded Future Development and Redevel    5,816,000        1,051,000      6,867,000
                                             ==============   ============== ==============

A significant portion of our imbedded future development and redevelopment square footage is in the preconstruction phase (entitlement, permitting, design, etc.) of development. As required under GAAP, interest is being capitalized during the preconstruction phase while activities are ongoing to bring these assets to their intended use.

  Approximately 3.4 million developable square feet located in the San Francisco Bay market is in the preconstruction phase of development.
  Approximately 350,000 developable square feet located in the San Diego market is in the preconstruction phase of development.
  Approximately 590,000 developable square feet located in the Suburban Washington D.C. market is in the preconstruction phase of development.
  Approximately 250,000 developable square feet located in the Seattle market is in the preconstruction phase of development.
  Approximately 100,000 developable square feet is in the preconstruction phase of development.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Costs
For the Three Months Ended March 31, 2006

(In thousands)

Property-related capital expenditures (1)	$ 261
Leasing costs (2)	$ 88
Property-related redevelopment costs (3)	$ 18,534
Property-related development costs (3)	$ 29,863

  Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property. Major capital expenditures consist of roof replacements and HVAC systems which are typically identified and considered at the time the property is acquired. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 90% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.
  Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space.
  Amount includes leasing costs related to development and redevelopment projects.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Conference Call Information
For the First Quarter Ended March 31, 2006

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the first quarter ended March 31, 2006:

Date:	May 8, 2006
Time:	2:00 P.M. Eastern Daylight Time
Phone Number:	(913) 981-5509
Confirmation Code:	5289804